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                                                                     Exhibit 4.4


                         SECURITIES PURCHASE AGREEMENT


THIS SECURITIES PURCHASE AGREEMENT, dated as of January 31, 2001, is entered into by and between IIS INTELLIGENT INFORMATION SYSTEMS LIMITED, an Israeli company, located at Gutwirth Science-Based Industrial Center, Technion City, Haifa 32000, Israel (the "Company"), and the purchasers listed on Exhibit A attached hereto (each, a "Purchaser," and collectively, the "Purchasers").

                              W I T N E S S E T H:



WHEREAS, the Purchasers wish to purchase, and the Company wishes to issue, upon the terms and subject to the conditions of this Agreement, units (the "Units"), each Unit consisting of $100,000 principal amount of the Company's convertible secured debentures (the "Debentures") and three-year non-redeemable warrants to acquire 10,000 Ordinary Shares, par value NIS .003 per share (the "Ordinary Shares") of the Company (the "Warrants"). The Debentures are convertible into the Company's Ordinary Shares, on the terms set forth therein, and the Warrants may be exercised for the purchase of the Company's Ordinary Shares, on the terms set forth therein; and

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D ("Regulation D") promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or Section 4(2) of the Securities Act.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. AGREEMENT TO PURCHASE; PURCHASE PRICE

   a. Purchase. Each of the Purchasers hereby agrees to purchase from the Company the number of Units set forth next to its name on Exhibit A hereto. The Debentures shall be issued in substantially the form attached hereto as Exhibit B, and the Warrants shall be issued in substantially the form attached hereto as Exhibit C. The purchase price for the Units is as set forth on Exhibit A hereto.

   b. Closing. The Debentures and Warrants to be purchased by the Purchasers hereunder, in definitive form, shall be delivered by or on behalf of the Company for the account of each such Purchaser, in consideration of payment that was effected by such Purchaser on December 20, 2000, at the offices of Efrati, Galili & Co., 6 Wissotsky Street, Tel-Aviv at 9:30 a.m., Israeli time on January __, 2001, or at such other time and date as the

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      purchasers or their representative, if any, and the Company may agree upon in writing, such date being referred to herein as the "Closing Date".

2. PURCHASER REPRESENTATIONS AND WARRANTIES; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

   Each Purchaser represents and warrants to, and covenants and agrees with, the Company as follows (except that Meir Noga is not making the representation set out in b. below):

  a. The Purchaser is purchasing the Units and will be acquiring the Ordinary Shares issuable upon conversion of, and in lieu of interest payments on, the Debentures and upon exercise of the Warrants for its own account, for investment purposes only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof;

  b. The Purchaser is (i) an "accredited investor," as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act,
     (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors, to protect its own interests in connection with the transactions described in this Agreement and the related documents, and (iv) able to afford the entire loss of its investment in the Units;

  c. All subsequent offers and sales of the Debentures or the Warrants and the Ordinary Shares issuable upon conversion or exercise of, or in lieu of interest payments on, the Debentures, or upon exercise of the Warrants shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from registration;

  d. The Purchaser understands that the Units are being offered and sold to it in reliance upon exemptions from the registration requirements of the United States federal and state securities laws, and that the Company is relying upon the truth and accuracy of the Purchaser's representations and warranties, and the Purchaser's compliance with its agreements, each as set forth herein, in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Units;

  e. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Units which have been requested by such Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company, and have received answers to any such inquiries to their satisfaction.

  f. The Purchaser acknowledges that it has been furnished with or has acquired copies of the Company's Annual Report on Form 20-F (the "1999 Annual Report") filed with the Commission for year ended December 31, 1999, and each Form 6-K filed thereafter until the date hereof and the Proxy Statement of the Company dated July 31, 2000 (the "Offering Materials"). The Purchaser is not relying upon any representations or

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     other information (whether oral or written) other than as set forth in this
     Agreement, and the Offering Materials.

  g. The Purchaser acknowledges that in making its decision to purchase the Units, it has relied upon independent investigations made by it and its representatives, if any, and the Purchaser and such representatives, if any, have been provided access and the opportunity to examine all material, publicly available books and records of the Company, all material contracts and documents relating to this offering and have had an opportunity to ask questions and to receive answers from the Company or persons acting on its behalf concerning the terms and conditions of this offering. The Purchaser and its advisors, if any, have been furnished with access to all publicly available materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Units which have been requested. The Purchaser and its advisors, if any, have received answers to any such inquiries which they have deemed to be satisfactory.

  h. The Purchaser understands that no federal or state agency has passed on or made any recommendation or endorsement of the Units.

  i. Among the risks associated with an investment by the Purchaser in the Units are: (1) the Company's limited access to additional capital, (2) risks associated with technology-based companies generally, including the risks of technological change and new products, and (3) the limited trading market of the Ordinary Shares, and the consequent lack of liquidity of an investment in the Debentures and the Warrants. In addition, the Purchasers acknowledge that they are aware that StoreAge Networks Ltd ("StoreAge") is a start-up high-tech company and that the shares held by the Company in StoreAge are the Company's only material asset; in the event that the Company does not obtain significant cash for its shares in StoreAge, the Company may not be able to repay the principal amount of the Debentures, and the Purchasers could lose their entire investment. In addition, the Purchasers acknowledge that the Company has not made any representations to the Purchasers as to the prospects of success of StoreAge. In addition, the Purchaser acknowledges that the transfer of the shares of StoreAge held by the Company are subject to certain restrictions on transfer and, to the extent relevant, the Purchaser undertakes to comply with such restrictions.

  j. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser, enforceable in accordance with its terms, except to the extent that enforcement of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

  k. Organization. The Purchaser (if a company) is a company duly organized, validly existing and in good standing under its respective jurisdiction of incorporation.


  l. Legality. The Purchaser has the power and authority to enter into this Agreement to purchase the Debentures and the Warrants. This Agreement has been duly and validly

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     executed and delivered by and on behalf of the Purchaser, and is a valid and binding agreement of the Purchaser, enforceable against it in accordance with its terms, except to the extent that enforcement of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

  m. Non-contravention. The execution and delivery of this Agreement, and each of the other Primary Documents, and the consummation by the Purchaser of the other transactions contemplated by this Agreement and each of the other Primary Documents (as defined in section 3.g. below), does not and will not conflict with or result in a breach by the Purchaser of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust or other material agreement or instrument to which the Purchaser is a party or by which it or any of its properties or assets are bound, or any material existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court, in their respective jurisdictions, federal or state regulatory body, administrative agency, or any other governmental body having jurisdiction over the Purchasers, their subsidiaries, or any of their properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated by this Agreement or by the other Primary Documents.

  n. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the shareholders of any of the Purchaser is required to be obtained by the Purchaser for the entry into or the performance of this Agreement and the other Primary Documents, except such authorizations, approvals and consents that have been obtained.

3. REPRESENTATIONS OF THE COMPANY

The Company represents and warrants to each Purchaser that:

  a. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Israel. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction.

  b. Capitalization. On the date hereof, the authorized capital of the Company shall consist of 16,666,666 Ordinary Shares, of which 8,907,126 were issued and outstanding as of December 21, 2000. Schedule 1 hereto sets forth the options, warrants and convertible securities of the Company (the "Derivative Securities") which are outstanding on the date hereof.

  c. Concerning the Ordinary Shares. The Ordinary Shares issuable upon conversion of, the Debentures, and upon exercise of the Warrants, when so issued, shall be duly and validly issued, fully paid and non-assessable, and will not subject the holder thereof to personal liability by reason of being such a holder. There are no preemptive rights of any

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     stockholder of the Company, as such, to acquire the Ordinary Shares issuable to the Purchaser's pursuant to the terms of the Debentures or the Warrants.

  d. Reporting Company Status. The Company's Ordinary Shares are registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has duly and timely filed all materials and documents required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the offer and sale of the Units. The Company's Ordinary Shares are listed and traded on the Nasdaq SmallCapMarket ("Nasdaq"), and the Company is not aware of any pending action or proceeding of any kind to suspend the trading of the Ordinary Shares.

  e. Authorized Shares. The Company has legally available a sufficient number of authorized and unissued Ordinary Shares as may be reasonably necessary to effect the conversion of the Debentures and the exercise of the Warrants.

  f. Legality. The Company has the requisite corporate power and authority to enter into this Agreement and to issue and deliver the Debentures and the Warrants. The issuance of the Debentures and the Warrants (and the Ordinary Shares issuable upon conversion of, the Debentures and exercise of the Warrants) have been duly and validly authorized by all necessary corporate action by the Company, and this Agreement has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except to the extent that enforcement of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

  g. Transaction Agreements. This Agreement, the Registration Rights Agreement, the form of which is attached hereto as Exhibit D (the "Registration Rights Agreement" and together with this Agreement, the Debentures and the Warrants, the "Primary Documents"), and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Primary Documents, when executed and delivered by the Company, will each be, valid and binding agreements of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement of each of the Primary Documents may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

  h. Non-contravention. The execution and delivery of this Agreement, and each of the other Primary Documents, and the consummation by the Company of the other transactions contemplated by this Agreement and each of the other Primary Documents, does not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Memorandum of Association or the Articles of Association of the Company, or any indenture, mortgage, deed of trust or

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     other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which they or any of their properties or assets are bound, or any material existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court, Israeli or United States federal or state regulatory body, administrative agency, or any other governmental body having jurisdiction over the Company, its subsidiaries, or any of their properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated by this Agreement or by the other Primary Documents.

  i. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the Shareholders of the Company is required to be obtained by the Company for the entry into or the performance of this Agreement and the other Primary Documents, except such authorizations, approvals and consents that have been obtained.

  j. SEC Filings. None of the reports or documents filed by the Company with the Commission since January 1, 1999 contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading.

  k. Absence of Certain Changes. Since December 31, 1999, except as disclosed in the Company's reports on Form 6-K, there has been no material adverse change and no material adverse development in the business properties, operations, financial condition or results of operations of the Company.

  l. Title to Properties; Liens and Encumbrances. The Company has good and marketable title to all of its properties and assets, both real and personal, and has good title to all its leasehold interests, in each case subject only liens, and conditional sale agreementscreated in the ordinary course of business. The Company's assets are not subject to any pledge or charges, of any kind whatsoever, except certain pledges imposed on certain motor vehicles and the first -ranking floating charge on all its assets which have been registered in favor of the Purchasers.

  m. Patents and Other Proprietary Rights. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for the conduct of its business as now conducted and as proposed to be conducted, and such business does not, and would not, conflict with or constitute an infringement on the rights of others.

  n. Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now conducted, the lack of which would materially and adversely affect the business, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or similar authority.

  o. Absence of Litigation. Except as set forth in the Offering Material, there is no action,

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     suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, in which an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole, or the transactions contemplated by the Primary Documents, or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under the Primary Documents.

  p. No Default. Each of the Company and its subsidiaries is not in default in the performance or observance of any material obligation,, covenant or condition contained in any material indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound.

  q. Taxes. All applicable tax returns required to be filed by the Company and each of its subsidiaries have been filed, or if not yet filed have been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges upon the Company, its subsidiaries, or upon any of their respective properties, income or franchises, shown in such returns and on assessments received by the Company or its subsidiaries to be due and payable have been paid, or adequate reserves therefor have been set up if any of such taxes are being contested in good faith; or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate have a material adverse effect on the business or financial condition of the Company and its subsidiaries, taken as a whole.

  r. Investment Company Act. The Company is not an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended.

  s. Agent Fees. The Company has not incurred any liability for any finder's or brokerage fees or agent's commissions in connection with the offer and sale of the Units hereunder.

  t. Private Offering. Subject to the accuracy of the Purchaser's representations and warranties set forth in Section 2 hereof, the offer, sale and issuance of the Units as contemplated by this Agreement are exempt from the registration requirements of the Securities Act. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Units, the Debentures or the Warrants or any similar securities for issuance or sale, or solicit any offer to acquire any of the same from anyone so as to render the issuance and sale of the Units subject to the registration requirements of the Securities Act.

  u. Full Disclosure. The representations and warranties of the Company set forth in this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

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4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

  a. Transfer Restrictions. Each Purchaser acknowledges that (1) neither the Debentures nor the Warrants have been, and are not being registered under the Securities Act and, except as provided in the Registration Rights Agreement, the Ordinary Shares issuable upon conversion of the Debentures, and upon exercise of the Warrants, have not been and are not being registered under the Securities Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Purchaser shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that such Debentures, Warrants or Ordinary Shares (collectively, the "Securities"), to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of the Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with another exemption under the Securities Act and the rules and regulations of the Commission thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the Securities Act or to comply with the terms and conditions of any exemption thereunder. The provisions of
     Section 4(a) and 4(b) hereof shall be binding upon any subsequent transferee of the Debentures and the Warrants.

  b. Restrictive Legend. Each Purchaser acknowledges and agrees that the Debentures and the Warrants, and, until such time as the Ordinary Shares issuable upon conversion of the Debentures, or upon exercise of the Warrants shall have been registered under the Securities Act as contemplated by the Registration Rights Agreement and sold in accordance with such Registration Statement, such securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Securities).


               THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

  c. Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Units to each Purchaser as required by Israeli and/or United States laws and regulations, or by any domestic securities exchange or trading market,

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     including, if applicable, the filing of a notice on Form D (at such time and in such manner as required by the Rules and Regulations of the Commission), and to provide copies thereof to the Purchaser promptly after such filing or filings.

  d. Nasdaq Listing. Within thirty (30) Business Days after the Closing Date, the Company will take such actions as shall be necessary to cause the listing of the Ordinary Shares issuable upon conversion of the Debentures, and upon exercise of the Warrants on Nasdaq, and upon request, shall furnish to each Purchaser evidence of such actions, including copies of any documents filed with Nasdaq to effectuate such listing.

  e. Reporting Status. So long as any of the Purchasers beneficially own any of the Securities, the Company shall file all reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and, except in connection with an acquisition transaction in which at least 50% of the Company's voting equity securities are acquired by another entity, the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

  f. Use of Proceeds. The Company has used the proceeds from the issuance of the Units (excluding amounts paid by the Company for legal fees and finder's fees in connection with the sale of the Units) for the sole purpose of investing in StoreAge as part of an investment by existing Shareholders and/or external investors of $25,000,000.

  g. Reservation of Ordinary Shares. The Company will at all times have authorized and reserved for the purpose of issuance a sufficient number of Ordinary Shares to provide for the conversion of the Debentures and the exercise of the Warrants.

     The number of Ordinary Shares reserved for issuance by the Company upon conversion of the Debentures or upon exercise of the Warrants shall at all times be allocated pro rata among the Purchasers based upon the aggregate purchase price of the Units purchased by each Purchaser, and no Purchaser may at any time convert its Debentures or exercise Warrants so as to obtain a greater number of Ordinary Shares than its pro rata allocation of the Company's reserved Ordinary Shares. In the event that a Purchaser shall sell or otherwise transfer, in whole or in part, any of its Securities (except for Ordinary Shares of the Company subject to an effective registration statement under the Securities Act or otherwise freely tradable by such Purchaser), each transferee shall, for purposes of determining such transferee's allocation of the Company's reserved Ordinary Shares, be allocated a pro rata portion of the initial purchase price paid by the Transferor upon its purchase of the Units.

  h. Board of Directors. The Company shall use its best efforts to ensure that in the event that the Purchasers hold (together) at least five percent (5%) of the Company's issued and outstanding share capital, the Purchasers shall be entitled to appoint one (1) director to the Board of Directors of the Company. In addition, as long as the Debentures remain unpaid, the Purchasers (as a group) will have the right to appoint an observer to the Board of Directors of the Company. The observer will have the right to participate in the meetings of the Board of Directors, with no right to vote.

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5. TRANSFER AGENT INSTRUCTIONS.

  a. The Company warrants that no instruction other than the instructions referred to in this Section 5 and stop transfer instructions to give effect to Sections 4(a) and 4(b) hereof prior to the registration and sale of the Ordinary Shares issuable upon conversion of the Debentures, or upon exercise of the Warrants under the Securities Act will be given by the Company to the transfer agent and that such Ordinary Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If a Purchaser provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Purchaser of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the Securities Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Ordinary Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Ordinary Shares without legend in such names and in such denominations as specified by the Purchaser.

  b. The Company will permit each Purchaser to exercise its right to convert the Debentures or to exercise the Warrants by faxing an executed and completed Notice of Conversion or Form of Election to Purchase, as applicable, to the Company, and delivering within three (3) business days thereafter, the original Notice of Conversion (and the related original Debentures) or Form of Election to Purchase (and the related original Warrants) to the Company by express courier, duly endorsed. Each date on which a Notice of Conversion or Form of Election to Purchase is received by the Company in accordance with the provisions hereof shall be deemed a "Conversion Date." The Company will transmit the certificates representing the Ordinary Shares issuable upon conversion of any Debentures or upon exercise of any Warrants (together with the Debentures not so converted, or the Warrants not so exercised) to such Purchaser via express courier or by electronic transfer, as soon as practicable thereafter (but in all events within three (3) business days), after receipt by the Company of the original Notice of Conversion (and the related original Debentures) or the original Form of Election to Purchase (and the related original Warrants) to be converted (the "Delivery Date"). For purposes of this Agreement, such conversion of the Debentures or exercise of the Warrants shall be deemed to have been made immediately prior to the close of business on the Conversion Date.

  c. In lieu of delivering physical certificates representing the Ordinary Shares issuable upon the conversion of the Debentures or exercise of the Warrants, provided the Company's transfer agent is participating in the Depositary Trust company ("DTC") Fast Automated Securities Transfer program, on the written request of a Purchaser who shall have previously instructed such Purchaser's prime broker to confirm such request to the Company's transfer agent, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such Ordinary Shares to the Purchaser by crediting the account of the Purchaser's prime broker with DTC through its Deposit

     Withdrawal Agent Commission ("DWAC") system no later than the applicable Delivery Date.

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO ISSUE THE UNITS.

The Purchaser understands that the Company's obligation to issue the Units on the Closing Date to the Purchasers pursuant to this Agreement is conditioned upon:

  a. The accuracy on the Closing Date of the representations and warranties of the applicable Purchaser contained in this Agreement as if made on such Closing Date and the performance by the Purchasers on or before such Closing Date of all covenants and agreements of the applicable Purchasers required to be performed on or before such Closing Date;

  b. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

7. CONDITIONS TO THE PURCHASERS' OBLIGATION TO PURCHASE THE UNITS.

The Company understands that each Purchaser's obligation to purchase the Units on the Closing Date is conditioned upon:

  a. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date, and the performance in all material respects by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date;

  b. On the Closing Date, the Purchaser shall have received an opinion of Israeli counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to each Purchaser, to the effect set forth in Exhibit E hereto, and an opinion of U.S. counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to each Purchaser, to the effect set forth in Exhibit F attached hereto;

  c. The Company shall have executed and delivered a signed counterpart to the Registration Rights Agreement;

  d. On or prior to the Closing Date, there shall not have occurred any of the following: (i) a suspension or material limitation in the trading of securities generally on the New York Stock Exchange or Nasdaq or; (ii) a general moratorium on commercial banking activities in New York or the State of Israel declared by the applicable banking authorities.

8. EXPENSES.

The Company covenants and agrees with the Purchasers that the Company will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issuance of the Securities, and (b) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 8. If the Company fails to satisfy its obligations or to satisfy any condition set forth in this Agreement, as a result of which the Units are not delivered to any of the Purchasers on the terms and conditions set forth herein, the Company shall reimburse such Purchasers for any out-of-pocket expenses reasonably incurred by such in making preparations for the purchase, sale and delivery of the Units not so delivered, without derogating from any other remedy available to the Purchasers under these circumstances.

9. GOVERNING LAW; MISCELLANEOUS

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Israel. Each of the parties consents to the exclusive jurisdiction of the Tel-Aviv courts, Israel in connection with any dispute arising under this Agreement or any of the Primary Documents or relating to the offer or sale of the Units, the Debentures, the Warrants and Ordinary Shares, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. The Purchasers are entering into this Agreement, each separately from the others, thus each Purchaser will not be responsible for any act or omission of the other Purchasers, including a breach by the latter of any of the provisions or representations contained herein. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or enforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any transferees of the Securities. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

10. NOTICES.

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation or error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY:    IIS INTELLIGENT INFORMATION SYSTEMS LIMITED
            Gutwirth Science-Based Industrial Center, Technion City Haifa 31015, Israel

                       ATT: Chairman and CEO
                       TEL:  972-4-8328803
                       FAX:  972-4- 8328804

                       with a copy to:
                       Efrati, Galili & Co.
                       6 Wissotsky Street
                       Tel-Aviv 62338
                       ATT: Ian Rostowsky, Adv.
                       TEL: 972-3-605 1010
                       FAX: 972-3-604 0111

PURCHASERS:            At the addresses set forth on the signature page of
                       this Agreement, as such addresses may be updated in writing from time to time by each of the Purchasers.

                       with a copy to:
                       Gil Ron, Advocate
                       3A Jabotinsky Street
                       Ramat-Gan 52520 Israel
                       ATT: Gil Ron
                       TEL: 972-3-613-7979
                       FAX: 972-3-613-7969


11. CONFIDENTIALITY.

Each of the Company and the Purchaser agrees to keep confidential, and not to disclose to or use for the benefit of any third party the terms of this Agreement, any of the other Primary Documents or any other information which at any time is designated in writing by the other party as confidential without the prior written approval of the other party; provided, however, that this
                                           --------  --------

provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law or applicable regulation.

                            [Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned.

                              "COMPANY"

                              I.I.S. INTELLIGENT INFORMATION SYSTEMS


                              By: _________________________________
                              Name: Robi Hartman
                              Title:   Chairman and CEO

                              "PURCHASERS"

                              CDC Holdings Ltd.


                              By: _________________________________
                              Name:
                              Title:


                              Armour Investments Ltd.


                              By:
                              Name:
                              Title:


                              Industrial Systems & Equipment Co.


                              By: _________________________________
                              Name:
                              Title:

                              _________________
                              Meir Noga


                              _________________
                              Nachum Ezra

EXHIBIT A                      PURCHASERS

EXHIBIT B                      FORM OF DEBENTURE

EXHIBIT C                      FORM OF WARRANT

EXHIBIT D                      REGISTRATION RIGHTS AGREEMENT

EXHIBIT E                      OPINION OF EFRATI, GALILI & CO.

EXHIBIT F                      OPINION OF BROWN, RAYSMAN

                               OPTIONS WARRANTS AND CONVERTIBLE SECURITIES

                   EXHIBIT A TO SECURITIES PURCHASE AGREEMENT
                   ------------------------------------------

                                   PURCHASERS

                                       Principal Amount of
Purchaser                              Debentures Purchased       Number of Warrants
---------                              --------------------       ------------------
CDC Holdings Ltd.                                 $2,100,000                 210,000
------------------------------------------------------------------------------------
Armour Investments Ltd.                           $  400,000                  40,000
------------------------------------------------------------------------------------
Industrial Systems & Equipment Co.                $  300,000                  30,000
------------------------------------------------------------------------------------
Meir Noga                                         $  100,000                  10,000
------------------------------------------------------------------------------------
Nachum Ezra                                       $  100,000                  10,000
------------------------------------------------------------------------------------

                  SCHEDULE 1 TO SECURITIES PURCHASE AGREEMENT

                   OPTIONS, WARRANTS & CONVERTIBLE SECURITIES



                                       17